Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of The Manitowoc Company, Inc. (the “company”) on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carl J. Laurino, Senior Vice President and Chief Financial Officer of the company, certify, pursuant to 18. U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of the date and for the periods expressed in the Report.

/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President and Chief Financial Officer
October 31, 2014
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Manitowoc Company, Inc. and will be retained by The Manitowoc Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.